EX-99.1

SHOE CARNIVAL REPORTS FIRST QUARTER FISCAL 2024 RESULTS

Evansville, Indiana, May 23, 2024 - Shoe Carnival, Inc. (Nasdaq: SCVL) (the “Company”), a leading retailer of footwear and accessories for the family, today reported results for the first quarter ended

May 4, 2024.

•
Net sales exceeded the Company’s expectation, increasing 6.8 percent versus prior year to $300.4 million in the quarter.
•
EPS achieved at the high end of the Company’s expectation with first quarter 2024 GAAP EPS of $0.63 and Adjusted EPS of $0.64.
•
GAAP operating income increased 7.5 percent to $22.5 million and Adjusted operating income increased 9.8 percent to $23.0 million versus prior year.
•
Store count is at record high of 430 stores, growing by 30 stores since the beginning of the year.

“We are encouraged by the strong results delivered this quarter, with net sales growth above our expectation, gross profit margin expansion versus prior year, and earnings at the high end of our expectation. We gained significant market share, with accelerating sales momentum across our business as the quarter progressed, including double-digit growth in sandals that continued in the quarter after the Easter holiday period,” said Mark Worden, President and Chief Executive Officer.

“Our long-term strategies to grow sales and profit are working and position us well to further increase shareholder value and achieve our vision to be the nation’s leading family footwear retailer,” concluded Mr. Worden.

First Quarter Operating Results

Net sales in first quarter 2024 were $300.4 million, increasing 6.8 percent compared to first quarter 2023. The total net sales performance exceeded the Company’s expectation, with sales from the February 2024 acquisition of Rogan Shoes, Incorporated (“Rogan’s”) in line with expectation and continued growth in Shoe Station and ecommerce, combined with strengthening trends in Shoe Carnival.

First quarter 2024 marked the 13thconsecutive quarter the Company’s gross profit margin exceeded 35 percent. Gross profit margin increased to 35.6 percent in first quarter 2024 on higher merchandise margins and leverage in buying, distribution and occupancy on the higher sales.

First quarter 2024 SG&A increased on higher selling expenses related to Rogan’s and increased marketing investments that drove the strong sales performance in the quarter. As a percent of net sales, SG&A expenses were 28.1 percent in the quarter as compared to 27.6 percent in first quarter 2023.

First quarter 2024 operating income totaled $22.5 million and increased 7.5 percent versus prior year driven by higher net sales and gross profit margin expansion. Operating income in the quarter included

$0.5 million in expenses related to the Rogan’s acquisition, of which $0.2 million were in cost of sales and $0.3 million were in SG&A.

First quarter 2024 net income was $17.3 million, or $0.63 per diluted share, compared to first quarter 2023 net income of $16.5 million, or $0.60 per diluted share (“EPS”).

EPS growth in first quarter 2024 compared to prior year was primarily driven by the net sales performance and higher gross profit margin. On an adjusted basis, excluding the $0.5 million of expenses in the quarter related to the acquisition of Rogan’s, first quarter Adjusted EPS was $0.64.

Comparable store sales for the thirteen-week period ended May 4, 2024, declined 3.4 percent compared to the thirteen-week period ended May 6, 2023. In the quarter, comparable store sales trends significantly improved as the quarter progressed, and demonstrated growth versus prior year late in the quarter.

Merchandise Inventory

First quarter 2024 inventory totaled $411.6 million, an increase of approximately $22.1 million versus first quarter 2023. The increase reflects the impacts of Rogan’s inventory of approximately $40 million, acquired in February 2024, partially offset by continued inventory efficiencies as part of the Company’s on-going inventory optimization improvement plan.

In Fiscal 2024, the second year of the Company’s inventory optimization improvement plan, the Company continues to expect further inventory efficiencies. Consistent with previous guidance, Fiscal 2024 year end inventory dollars are expected to be lower by approximately $20 million, or 5 percent, versus Fiscal 2023 year end, excluding the impacts of the Rogan’s acquisition.

Store Count, Planned Store Growth and Modernization

As of May 4, 2024, the Company had grown to an all-time high of 430 stores, with 371 Shoe Carnival stores, 31 Shoe Station stores and the 28 Rogan’s locations acquired in February 2024.

The Company has a strategic growth roadmap in place to surpass 500 stores in 2028, inclusive of organic growth and strategic M&A activity.

The Company continued modernizing its fleet during first quarter 2024. As of May 4, 2024, over 60 percent of the Shoe Carnival store modernization was complete, and the Company will continue to modernize additional stores in Fiscal 2024. The Company continues to expect total capital expenditures to be in a range of $25 million to $35 million in Fiscal 2024 as the store modernization program nears completion.

Share Repurchase Program

As of May 23, 2024, the Company has $50 million available for future repurchases under its share repurchase program. During first quarter 2024, the Company did not repurchase any shares.

Capital Management

The 2023 fiscal year end marked the 19th consecutive year the Company ended a year with no debt, and through first quarter 2024, the Company continued funding its operations and growth investments from operating cash flow and without debt. At the end of first quarter 2024, the Company had approximately $69.5 million of cash, cash equivalents and marketable securities and approximately $100 million in borrowing capacity.

Fiscal 2024 Outlook

Based on first quarter 2024 results, the Company reiterated its entire Fiscal 2024 outlook, including net sales growth in a range of 4 percent to 6 percent versus Fiscal 2023 and Fiscal 2024 GAAP EPS in a range of $2.50 to $2.70 and Adjusted EPS in a range of $2.55 to $2.75.

Annual Shareholder Meeting

As previously announced, the Company will hold its Annual Meeting of Shareholders at 9:00 a.m. Eastern Time on June 25, 2024. Information about the annual meeting and related material, including the Company’s proxy statement and annual report, can be found on the Company’s website.

Conference Call

Today, at 9:00 a.m. Eastern Time, the Company will host a conference call to discuss its first quarter results. Participants can listen to the live webcast of the call by visiting Shoe Carnival's Investors webpage at www.shoecarnival.com. While the question-and-answer session will be available to all listeners, questions from the audience will be limited to institutional analysts and investors. A replay of the webcast will be available on the Company’s website beginning approximately two hours after the conclusion of the conference call and will be archived for one year.

Non-GAAP Financial Measures

The non-GAAP adjusted results for first quarter 2024 and in the Fiscal 2024 outlook discussed herein exclude purchase accounting impacts associated with the Company’s acquisition of Rogan’s. These impacts include the amortization expense included in cost of sales associated with the fair value adjustment to acquisition inventory and expenses included in SG&A related to deal formation and legal and accounting advice and purchase accounting and integration expenses. These adjusted results are provided to enhance the user's overall understanding of the Company's historical operations and financial performance and future projections. Specifically, the Company believes the adjusted results provide investors with relevant comparisons of the Company’s core operations. Unaudited adjusted results are provided in addition to, and not as alternatives for, the Company’s reported results and guidance determined in accordance with generally accepted accounting principles. A reconciliation of these non-GAAP measures to the Company's GAAP results and guidance appears below in the tables entitled "Reconciliation of GAAP to Non-GAAP Financial Measures" and entitled “Reconciliation of GAAP to Non-GAAP Financial Measures for Fiscal 2024 Outlook” with respect to adjusted EPS in the Fiscal 2024 outlook.

About Shoe Carnival

Shoe Carnival, Inc. is one of the nation’s largest family footwear retailers, offering a broad assortment of dress, casual and athletic footwear for men, women and children with emphasis on national name brands. As of May 23, 2024, the Company operates 430 stores in 36 states and Puerto Rico under its Shoe Carnival and Shoe Station banners and offers shopping at www.shoecarnival.com and www.shoestation.com. Headquartered in Evansville, IN, Shoe Carnival, Inc. trades on The Nasdaq Stock Market LLC under the symbol SCVL. Press releases and annual reports are available on the Company's website at www.shoecarnival.com.

Contact Information

Steve R. Alexander

Shoe Carnival

Vice President Investor Relations

(812) 867-4034

Cautionary Statement Regarding Forward-Looking Information

As used herein, “we”, “our” and “us” refer to Shoe Carnival, Inc. This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties, such as statements about our future growth, operations, cash flows and shareholder returns, as well as our growth strategy and profit transformation.

A number of factors could cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to: our ability to control costs and meet our labor needs in a rising wage, inflationary, and/or supply chain constrained environment; the impact of competition and pricing, including our ability to maintain current promotional intensity levels; the effects and duration of economic downturns and unemployment rates; our ability to achieve expected operating results from, and planned growth of, our Shoe Station banner, which includes the recently acquired stores and operations of Rogan’s, within expected time frames, or at all; the potential impact of national and international security concerns, including those caused by war and terrorism, on the retail environment; general economic conditions in the areas of the continental United States and Puerto Rico where our stores are located; changes in the overall retail environment and more specifically in the apparel and footwear retail sectors; our ability to successfully utilize the e-commerce sales channel and its impact on traffic and transactions in our physical stores; the success of the open-air shopping centers where many of our stores are located and the impact on our ability to attract customers to our stores; our ability to attract customers to our e-commerce platform and to successfully grow our omnichannel sales; the effectiveness of our inventory management, including our ability to manage key merchandise vendor relationships and direct-to-consumer initiatives; changes in our relationships with other key suppliers; changes in the political and economic environments in, the status of trade relations with, and the impact of changes in trade policies and tariffs impacting, China and other countries which are the major manufacturers of footwear; our ability to successfully manage and execute our marketing initiatives and maintain positive brand perception and recognition; our ability to successfully manage our current real estate portfolio and leasing obligations; changes in weather, including patterns impacted by climate change; changes in consumer buying trends and our ability to identify and respond to emerging fashion trends; the impact of disruptions in our distribution or information technology operations including at our distribution center located in Evansville, IN; the impact of natural disasters, public health and political crises, civil unrest, and other catastrophic events on our operations and the operations of our suppliers, as well as on consumer confidence and purchasing in general; the duration and spread of a public health crisis and the mitigating efforts deployed, including the effects of government stimulus on consumer spending; risks associated with the seasonality of the retail industry; the impact of unauthorized disclosure or misuse of personal and confidential information about our customers, vendors and employees, including as a result of a cybersecurity breach; our ability to effectively integrate Rogan’s, retain Rogan’s employees, and achieve the expected operating results, synergies, efficiencies and other benefits from the Rogan’s acquisition within the expected time frames, or at all; risks that the Rogan’s acquisition may disrupt our current plans and operations or negatively impact our relationship with our vendors and other suppliers; our ability to successfully execute our business strategy, including the availability of desirable store locations at acceptable lease terms, our ability to identify, consummate or effectively integrate future acquisitions, our ability to implement and adapt to new technology and systems, our ability to open new stores in a timely and profitable manner, including our entry into major new markets, and the availability of sufficient funds to implement our business plans; higher than anticipated costs associated with the closing of underperforming stores; the inability of manufacturers to deliver products in a timely manner; an increase in the cost, or a disruption in the flow, of imported goods; the impact of regulatory changes in the United States, including minimum wage laws and regulations, and the countries where our manufacturers are located; the resolution of litigation or regulatory proceedings in which we are or may become involved; continued volatility and disruption in the capital and credit markets; future stock repurchases under our stock repurchase program and future dividend payments.; and other factors described in the Company’s SEC filings, including the Company’s latest Annual Report on Form 10-K. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as “believes,” “expects,” “aims,” “on track,” “may,” “will,” “should,” “seeks,” “pro forma,” “anticipates,” “intends” or the negative of any of these terms, or comparable terminology, or by discussions of strategy or intentions. Given these uncertainties, we caution investors not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We disclaim any obligation to update any of these factors or to publicly announce any revisions to the forward-looking statements contained in this press release to reflect future events or developments.

Financial Tables Follow

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Thirteen	Thirteen
	Weeks Ended	Weeks Ended
	May 4, 2024	April 29, 2023
Net sales	$300,365	$281,184
Cost of sales (including buying, distribution and occupancy costs)	193,565	182,667
Gross profit	106,800	98,517
Selling, general and administrative expenses	84,293	77,578
Operating income	22,507	20,939
Interest income	(803)	(478)
Interest expense	136	66
Income before income taxes	23,174	21,351
Income tax expense	5,888	4,825
Net income	$17,286	$16,526
Net income per share:
Basic	$0.64	$0.61
Diluted	$0.63	$0.60
Weighted average shares:
Basic	27,142	27,223
Diluted	27,408	27,505

Cash dividends declared per share	$0.135	$0.100

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	May 4,	February 3,	April 29,
	2024	2024	2023
ASSETS
Current Assets:
Cash and cash equivalents	$56,919	$99,000	$32,587
Marketable securities	12,555	12,247	11,535
Accounts receivable	5,868	2,593	3,084
Merchandise inventories	411,619	346,442	389,508
Other	17,992	21,056	16,836
Total Current Assets	504,953	481,338	453,550
Property and equipment – net	172,182	168,613	150,487
Operating lease right-of-use assets	345,881	333,851	312,760
Intangible assets	41,001	32,600	32,600
Goodwill	15,223	12,023	12,023
Other noncurrent assets	13,342	13,600	15,209
Total Assets	$1,092,582	$1,042,025	$976,629

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$71,234	$58,274	$55,853
Accrued and other liabilities	21,938	16,620	21,314
Current portion of operating lease liabilities	56,025	52,981	58,077
Total Current Liabilities	149,197	127,875	135,244
Long-term portion of operating lease liabilities	313,302	301,355	279,168
Deferred income taxes	15,999	17,341	14,526
Deferred compensation	12,157	11,639	9,809
Other	4,123	426	202
Total Liabilities	494,778	458,636	438,949
Total Shareholders’ Equity	597,804	583,389	537,680
Total Liabilities and Shareholders’ Equity	$1,092,582	$1,042,025	$976,629

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

(Unaudited)

	Thirteen	Thirteen
	Weeks Ended	Weeks Ended
	May 4, 2024	April 29, 2023
Cash Flows From Operating Activities
Net income	$17,286	$16,526
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,385	6,697
Stock-based compensation	1,757	1,209
Loss on retirement and impairment of assets, net	117	19
Deferred income taxes	326	2,682
Non-cash operating lease expense	14,926	15,163
Other	277	180
Changes in operating assets and liabilities:
Accounts receivable	(904)	(32)
Merchandise inventories	(23,387)	882
Operating leases	(14,916)	(15,295)
Accounts payable and accrued liabilities	7,886	(23,128)
Other	6,306	(2,851)
Net cash provided by operating activities	17,059	2,052

Cash Flows From Investing Activities
Purchases of property and equipment	(10,192)	(15,005)
Investments in marketable securities	(17)	(21)
Acquisition, net of cash acquired	(44,577)	0
Net cash used in investing activities	(54,786)	(15,026)

Cash Flow From Financing Activities
Proceeds from issuance of stock	39	57
Dividends paid	(3,705)	(2,941)
Shares surrendered by employees to pay taxes on stock-based compensation awards	(688)	(2,927)
Net cash used in financing activities	(4,354)	(5,811)
Net decrease in cash and cash equivalents	(42,081)	(18,785)
Cash and cash equivalents at beginning of period	99,000	51,372
Cash and cash equivalents at end of period	$56,919	$32,587

SHOE CARNIVAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended May 4, 2024	% of Net Sales	Thirteen Weeks Ended April 29, 2023	% of Net Sales

Reported gross profit	$106,800	35.6%	$98,517	35.0%
Amortization expense related to fair value adjustment to acquisition inventory	164	0.0%	0	0.0%
Adjusted gross profit, pre-tax	$106,964	35.6%	$98,517	35.0%

Reported selling, general and administrative expenses	$84,293	28.1%	$77,578	27.6%
Acquisition related fees and expenses	(321)	-0.1%	0	0.0%
Adjusted selling, general and administrative expenses, pre-tax	$83,972	28.0%	$77,578	27.6%

Reported operating income	$22,507	7.5%	$20,939	7.4%
Amortization expense related to fair value adjustment to acquisition inventory	164	0.0%	0	0.0%
Acquisition related fees and expenses	321	0.1%	0	0.0%
Adjusted operating income, pre-tax	$22,992	7.6%	$20,939	7.4%

Reported income tax expense	$5,888	1.9%	$4,825	1.7%
Tax effect of amortization of acquisition inventory fair value adjustment and acquisition related fees and expenses	118	0.0%	0	0.0%
Adjusted income tax expense	$6,006	1.9%	$4,825	1.7%

Reported net income	$17,286	5.8%	$16,526	5.9%
Amortization expense related to fair value adjustment to acquisition inventory	164	0.0%	0	0.0%
Acquisition related fees and expenses	321	0.1%	0	0.0%
Tax effect of acquisition related fees and expenses	(118)	0.0%	0	0.0%
Adjusted net income	$17,653	5.9%	$16,526	5.9%

Reported net income per diluted share	$0.63		$0.60
Amortization expense related to fair value adjustment to acquisition inventory	0.01		0.00
Acquisition related fees and expenses	0.01		0.00
Tax effect of acquisition related fees and expenses	(0.01)		0.00
Adjusted diluted net income per share	$0.64		$0.60

SHOE CARNIVAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

FOR FISCAL 2024 OUTLOOK
(Unaudited)

	Low End of Fiscal 2024 Outlook	High End of Fiscal 2024 Outlook

Net income per diluted share (GAAP)	$2.50	$2.70
Amortization expense related to fair value adjustment to acquisition inventory and acquisition related fees and expenses	0.07	0.07
Tax effect of amortization of acquisition inventory fair value adjustment and acquisition related fees and expenses	(0.02)	(0.02)
Adjusted diluted net income per share	$2.55	$2.75